                                                                      EXHIBIT 12



[John Hancock Mutual Life Insurance Company Letterhead]



                                                          April 27, 1998



United States Securities
and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:  John Hancock Variable Life Account S
                    File Nos. 811-7782 and 333-15075


Commissioners:

      This opinion is being furnished with respect to the filing of this post-effective amendment of the Registrant's Registration Statement with the Securities and Exchange Commission as required by Rule 485 under the Securities Act of 1933.

      We have acted as counsel to Registrant for the purpose of preparing this post-effective amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

      We hereby consent to the filing of this opinion with and as a part of this post-effective amendment to Registrant's Registration Statement with the Commission.

                                 Very truly yours,



                                 /s/ Sandra M. DaDalt.
                                 --------------------
                                 Sandra M. DaDalt
                                 Counsel